Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. APPOINTS SCOTT BERGREN TO BOARD OF DIRECTORS

IRVING, Texas (June 10, 2015) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today announced the appointment of Scott Bergren, former Chief Executive Officer of Pizza Hut and Yum Innovation, effective June 9, 2015, to its Board of Directors. Mr. Bergren is assuming the board seat of Michael B. Nash, initially selected by affiliates of The Blackstone Group L.P., who has resigned.

“We are delighted to welcome Scott to the Board of Directors,” said Wayne B. Goldberg, President & Chief Executive Officer of La Quinta. “Scott is a highly qualified and experienced individual who brings to La Quinta deep franchising and marketing knowledge and extensive experience in Mexico and Central America. We look forward to benefiting from his perspectives and valuable insights as we continue to execute on our strategic plans.”

Mr. Bergren, 68, served as Chief Executive Officer (CEO) of both Pizza Hut (Global) and Yum! Innovation until his retirement in December 2014. Prior to becoming CEO at Pizza Hut (Global) at the end of 2013, Mr. Bergren served as CEO of Pizza Hut (U.S.) beginning in 2011. He also had served as CEO of Yum! Innovation since 2011. Mr. Bergren has held many roles across Yum! Brands, Inc. since 2002, including President and Chief Concept Officer of Pizza Hut Inc., Chief Marketing & Food Innovation Officer for Kentucky Fried Chicken and Yum! Brands in Louisville and Chief Concept Officer of Yum! Restaurants International in Dallas.

Mr. Bergren also served as President of Chevys, Inc., a full-service Mexican casual dining concept, from 1995 to March 2002, first as part of PepsiCo, and then as part of a management-led buyout of the company. Prior to 1995, he built and operated Pizza Hut and Kentucky Fried Chicken restaurants in Mexico and Central America working for Tricon Global Restaurants, Inc.’s International Division. Mr. Bergren has also served as President/CEO of Round Table Pizza and Peter Piper Pizza. He currently serves on the board of directors of Wawa, Inc., a privately held convenience store chain. Mr. Bergren is a graduate of Northwestern University and served as a First Lieutenant in the U.S. Army.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (NYSE: LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 870 hotels representing over 86,000 rooms located in 47 U.S. states, Canada, Mexico and Honduras. These hotels operate under the La Quinta Inn & Suites™, La Quinta Inn™, and LQ Hotel™ brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit www.LQ.com.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com